Exhibit 99.1

SeaChange Reports Fiscal 2Q 2023 Financial and Operational Results

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Revenue of $7.3M for Fiscal 2Q 2023 was up 12% y/y and 9% sequentially
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Gross Margin up 200 basis points y/y to 65% with execution on profitable growth
•
Attractive outlook with focus on streaming, digital advertising, and Connected TV

Boston, MA – September 12, 2022 – SeaChange International, Inc. (NASDAQ: SEAC),(“SeaChange” or the “Company”) a leading provider of video delivery, advertising, streaming platforms, and emerging FAST (Free Ad-Supported Streaming TV services) development, today, reported financial and operational results for the fiscal second quarter ended July 31, 2022.

Fiscal Second Quarter 2023 and Recent Highlights

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Grew revenue year-over-year and sequentially to $7.3 million, as SeaChange continues to capture its growth opportunities in both products and services
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Generated positive non-GAAP operating income, driven by revenue growth and cost containment as it executes upon the path to a sustainable profitable business model
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Onboarding additional StreamVid customers, three of which are set to launch by Fiscal 4Q 2023, providing opportunity for SaaS-based and higher-margin recurring revenue
•
Closed deal with large network content owner to expand services and support live streaming of FIFA World Cup 2022
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Renewed and extended contract with Tier 1 operator in Latin America
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$14.3 million in cash, and no debt at quarter end

Management Commentary

“We have made great progress in the first half of fiscal 2023 in advancing our pursuit to becoming a leading technology provider that enables video distribution and monetization, while also generating improved financial results,” said SeaChange’s Chairman and Chief Executive Officer Peter D. Aquino. “We are continuing to grow our existing customer engagements, while expanding our services and offerings with new logos in high growth international markets that offer SaaS-based recurring revenue streams. We are leveraging our expertise in software engineering related to video and ad insertion services on Connected TVs and streaming devices. Additionally, we are encouraged by our continued revenue growth and positive non-GAAP operating income, which solidifies our platform for further market expansion through organic growth, and potential strategic alternatives to gain scale.”

Fiscal Second Quarter 2023 Financial Results

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Total revenue was $7.3 million, an increase of 9% compared to $6.7 million in the first quarter of fiscal 2023 and an increase of 12% compared to $6.5 million in the second quarter of fiscal 2022. The sequential increase was primarily due to higher product and services revenue.
•
Product revenue was $3.0 million (or 41% of total revenue), compared to $2.8 million (or 42% of total revenue) in the first quarter of fiscal 2023 and $2.7 million (or 41% of total revenue)

in the second quarter of fiscal 2022. Service revenue was $4.3 million (or 59% of total revenue) compared to $3.9 million (or 58% of total revenue) in the first quarter of fiscal 2023 and $3.8 million (or 59% of total revenue) in the second quarter of fiscal 2022.
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Gross profit was $4.8 million (or 65% of total revenue), an increase of 48% compared to $3.2 million (or 48% of total revenue) in the first quarter of fiscal 2023 and an increase of 16% compared to $4.1 million (or 63% of total revenue) in the second quarter of fiscal 2022.
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Total non-GAAP operating expenses were $4.7 million, compared to non-GAAP operating expenses of $4.7 million in the first quarter of fiscal 2023 and $5.4 million in the second quarter of fiscal 2022.
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GAAP loss from operations totaled $6.5 million, compared to a GAAP loss from operations of $2.7 million in the first quarter of fiscal 2023 and $2.5 million in the second quarter of fiscal 2022. GAAP loss from operations in the second quarter of fiscal 2023 included a $5.8 million non-cash goodwill impairment.
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GAAP net loss totaled $6.5 million, or $(0.13) per basic share, compared to a GAAP net loss of $3.0 million, or $(0.06) per basic share, in the first quarter of fiscal 2023 and a GAAP net income of $0.2 million, or $0.00 per fully diluted share, in the second quarter of fiscal 2022.
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Non-GAAP income from operations totaled $11,000, or $0.00 per fully diluted share, compared to non-GAAP loss from operations of $1.5 million, or $(0.03) per basic share, in the first quarter of fiscal 2023, and non-GAAP loss from operations of $1.3 million, or $(0.03) per basic share, in the second quarter of fiscal 2022.
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Ended the second quarter of fiscal 2023 with cash and cash equivalents of $14.3 million and no debt.

Conference Call

There will be a conference call today (September 12, 2022) at 4:30 p.m. Eastern Time to discuss these results.

U.S. dial-in number: 877-407-8037

International number: +1 201-689-8037

Meeting Number: 13732613

Please call the conference telephone number approximately 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

The conference call will be broadcast and available for replay hereand via the investor relations section of SeaChange’s website.

About SeaChange International, Inc.

SeaChange International, Inc.(NASDAQ: SEAC) provides first-class video streaming, linear TV, and video advertising technology for operators, content owners, and broadcasters globally. SeaChange’s technology enables operators, broadcasters, and content owners to cost-effectively launch and grow premium linear TV and direct-to-consumer streaming services to manage, curate, and monetize their content. SeaChange helps protect existing and develop new and incremental advertising revenues for traditional linear TV and streaming services with its unique advertising technology. SeaChange enjoys a rich heritage of nearly three decades of delivering premium video software solutions to its global customer base.

Safe Harbor Provision

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. Forward-looking statements can be identified by words such as "may," "might," "will," "should," "could," "expects," "plans," "anticipates," "believes," "seeks," "intends," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology. Examples of forward-looking statements include, among others, statements we make regarding the Company’s ability to onboard additional StreamVid customers, to continue to grow our existing customer engagements, to expand our market through organic growth, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that could cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. Risks that could cause actual results to differ include, but are not limited to: the impact of COVID-19 on our business and the economies in which we operate; the impact of the ongoing conflict in Ukraine on our business; the continued spending by the Company's customers on video solutions and services and expenses we may incur in fulfilling customer arrangements; the increase in service and supply costs, including as a result of inflationary pressures; the manner in which the multiscreen video and over-the-top markets develop; the Company's ability to compete in the software marketplace; the loss of or reduction in demand, or the return of product, by one of the Company's large customers or the failure of revenue acceptance criteria in a given fiscal quarter; the cancellation or deferral of purchases of the Company's products; any decline in demand or average selling prices for our products and services; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the impact of our cost-savings and restructuring programs; the Company's ability to manage its growth; the risks associated with international operations; the ability of the Company to use its net operating losses; the impact of changes in the market on the value of our investments; changes in the regulatory environment; the ability of SeaChange to remain listed on Nasdaq; the success and timing of regulatory submissions; regulatory requirements or developments; and other risks that are described in further detail in the Company’s reports filed from time to time with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at http://www.sec.gov, including but not limited to, such information appearing under the caption "Risk Factors" in the Company's Annual Report on Form 10-K, subsequent quarterly reports and in other filings SeaChange makes with the SEC from time to time. Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers that such forward-looking statements speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

SeaChange Contact:

Matt Glover and Jeff Grampp, CFA

Gateway Group, Inc.
949-574-3860
SEAC@gatewayir.com

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	July 31, 2022	January 31, 2022
Assets
Cash and cash equivalents	$14,336	$17,528
Accounts and other receivables, net	6,654	8,819
Unbilled receivables	14,339	13,112
Prepaid expenses and other current assets	2,671	2,310
Property and equipment, net	714	902
Goodwill and intangible assets, net	3,364	9,882
Other assets	1,998	2,643
Total assets	$44,076	$55,196
Liabilities and Stockholders' Equity
Accounts payable and other liabilities	$7,230	$8,538
Deferred revenue	4,169	4,024
Income taxes payable	110	110
Total liabilities	11,509	12,672
Total stockholders' equity	32,567	42,524
Total liabilities and stockholders' equity	$44,076	$55,196

SeaChange International, Inc.

Consolidated Statements of Operations (Unaudited)

(Amounts in thousands, except per share data)

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2022	2021	2022	2021
Revenue:
Product	$2,986	$2,709	$5,812	$4,329
Service	4,338	3,831	8,235	7,263
Total revenue	7,324	6,540	14,047	11,592
Cost of revenue:
Product	847	693	2,492	1,099
Service	1,718	1,730	3,576	3,545
Total cost of revenue	2,565	2,423	6,068	4,644
Gross profit	4,759	4,117	7,979	6,948
Operating expenses:
Research and development	1,956	2,213	3,663	4,881
Selling and marketing	934	1,643	1,916	3,023
General and administrative	2,108	2,682	4,394	4,787
Severance and restructuring costs	28	87	193	571
Transaction costs	382	—	1,198	—
Loss on impairment of goodwill	5,843	—	5,843	—
Total operating expenses	11,251	6,625	17,207	13,262
Loss from operations	(6,492)	(2,508)	(9,228)	(6,314)
Other income (expense), net	36	212	(223)	(16)
Gain on extinguishment of debt	—	2,440	—	2,440
(Loss) income before income taxes	(6,456)	144	(9,451)	(3,890)
Income tax benefit	5	83	4	49
Net (loss) income	$(6,451)	$227	$(9,447)	$(3,841)
Net (loss) income per share, basic	$(0.13)	$0.00	$(0.19)	$(0.09)
Net (loss) income per share, diluted	$(0.13)	$0.00	$(0.19)	$(0.09)
Weighted average common shares outstanding, basic	49,463	48,489	49,341	44,958
Weighted average common shares outstanding, diluted	49,463	48,727	49,341	44,958
Comprehensive loss:
Net (loss) income	$(6,451)	$227	$(9,447)	$(3,841)
Other comprehensive loss, net of tax:
Foreign currency translation adjustment	(475)	(399)	(1,051)	(358)
Unrealized gains on marketable securities	—	—	—	1
Total other comprehensive loss	(475)	(399)	(1,051)	(357)
Comprehensive loss	$(6,926)	$(172)	$(10,498)	$(4,198)

SeaChange International, Inc.

Consolidated Statements of Cash Flows (Unaudited)

(Amounts in thousands)

	For the Six Months Ended July 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(9,447)	$(3,841)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	133	732
Loss on disposal of fixed assets	—	77
Gain on write-off of operating lease right-of-use assets and liabilities related to termination	—	(328)
Gain on extinguishment of debt	—	(2,440)
Change in allowance for doubtful accounts	256	(135)
Stock-based compensation expense	534	1,041
Realized and unrealized foreign currency transaction loss	402	201
Loss on impairment of goodwill	5,843	—
Other	—	1
Changes in operating assets and liabilities:
Accounts receivable	1,893	579
Unbilled receivables, net	(1,635)	1,208
Prepaid expenses and other current assets and other assets	(50)	354
Accounts payable	(868)	(527)
Accrued expenses and other liabilities	119	(170)
Deferred revenue	218	(1,085)
Net cash used in operating activities	(2,602)	(4,333)
Cash flows from investing activities:
Purchases of property and equipment	(20)	(77)
Proceeds from sales and maturities of marketable securities	—	252
Net cash (used in) provided by investing activities	(20)	175
Cash flows from financing activities:
Proceeds from stock option exercises	—	137
Proceeds from issuance of common stock, net of issuance costs	—	17,462
Proceeds from short swing profit settlement	7	—
Net cash provided by financing activities	7	17,599
Effect of exchange rate on cash, cash equivalents and restricted cash	(615)	(242)
Net (decrease) increase in cash, cash equivalents and restricted cash	(3,230)	13,199
Cash, cash equivalents and restricted cash at beginning of period	17,856	6,084
Cash, cash equivalents and restricted cash at end of period	$14,626	$19,283
Supplemental disclosure of cash flow information
Income tax payments, net	$160	$109

Non-GAAP Measures

We define non-GAAP loss from operations as U.S. GAAP net loss plus stock-based compensation expenses, amortization of intangible assets, severance and restructuring costs, transaction costs, other expense, net, and income tax provision. We discuss non-GAAP loss from operations, including on a per share basis, in our quarterly earnings releases and certain other communications, as we believe non-GAAP operating loss from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP loss from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance, and evaluating short-term and long-term operating trends in our operations. We believe that the non-GAAP loss from operations financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that the non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP loss from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the financial adjustments described above in arriving at non-GAAP loss from operations and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring. The following table includes the reconciliations of our U.S. GAAP loss from operations, the most directly comparable U.S. GAAP financial measure, to our non-GAAP loss from operations for the three and six months ended July 31, 2022.

SeaChange International, Inc.

Fiscal Year Reconciliation of GAAP to Non-GAAP (Unaudited)

(Amounts in thousands, except per share data)

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2022	2021	2022	2021
GAAP net (loss) income	$(6,451)	$227	$(9,447)	$(3,841)
Other (income) expense, net	(36)	(212)	223	16
Gain on extinguishment of debt	—	(2,440)	—	(2,440)
Income tax benefit	(5)	(83)	(4)	(49)
GAAP loss from operations	$(6,492)	$(2,508)	$(9,228)	$(6,314)
Amortization of intangible assets	—	316	—	632
Stock-based compensation	250	833	534	1,041
Severance and restructuring costs	28	87	193	571
Transaction costs	382	-	1,198	-
Loss on impairment of goodwill	5,843	-	5,843	-
Non-GAAP income (loss) from operations	$11	$(1,272)	$(1,460)	$(4,070)

GAAP net (loss) income per share, basic and diluted	$(0.13)	$-	$(0.19)	$(0.09)
GAAP loss from operations per share, basic and diluted	$(0.13)	$(0.05)	$(0.19)	$(0.14)
Non-GAAP income (loss) from operations per share, basic and diluted	$-	$(0.03)	$(0.03)	$(0.09)
Weighted average common shares outstanding, basic	49,463	48,489	49,341	44,958
Weighted average common shares outstanding, diluted	49,463	48,727	49,341	44,958

SeaChange International, Inc.

Supplemental Schedule - Revenue Breakout (Unaudited)

(Amounts in thousands)

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2022	2021	2022	2021
Product revenue:
License and subscription	$2,776	$2,514	$3,998	$4,134
Hardware	210	195	1,814	195
Total product revenue	2,986	2,709	5,812	4,329
Service revenue:
Maintenance and support	3,288	3,306	6,227	6,283
Professional services and other	1,050	525	2,008	980
Total service revenue	4,338	3,831	8,235	7,263
Total revenue	$7,324	$6,540	$14,047	$11,592